EXHIBIT 23

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                         INDEPENDENT AUDITORS' CONSENT





The Board of Directors
Lakeview Financial Corp.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Lakeview Financial Corp. relating to the 1993 Stock Option Plan (Plan A, Plan B and Plan C) of our report dated September 5, 1996, relating to the consolidated balance sheets of Lakeview Financial Corp. and subsidiaries as of July 31, 1996 and 1995 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended July 31, 1996, which report is included in the July 31, 1996 Annual Report on Form 10-K of Lakeview Financial Corp.

Our report refers to a change in the method of accounting for income taxes in 1994 and a change in the accounting for certain investments in debt and equity securities in 1995.

                                    /s/KPMG Peat Marwick LLP
                                    KPMG Peat Marwick LLP



Short Hills, New Jersey
October 23, 1996